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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IntraBiotics Pharmaceuticals, Inc. for the registration of 5,900,000 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the financial statements in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission on February 15, 2002.

/s/ Ernst & Young LLP

Palo Alto, California
February 15, 2002

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors